UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14710	52-2154066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Powell Street, Suite 310

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 204-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously announced, in August 2017, XOMA Corporation (“XOMA”) and Novartis Pharma AG (“Novartis”) entered into a license agreement (the “IL-1 Target License Agreement”), under which XOMA granted Novartis non-exclusive licenses to its intellectual property covering the use of IL-1 beta targeting antibodies in the treatment and prevention of cardiovascular disease and other diseases and conditions. In November 2017, Novartis announced its intention to submit data from its canakinumab Phase 3 trial in cardiovascular treatment for regulatory approval. On October 18, 2018, Novartis filed its financial results for the third quarter of 2018 with the Securities and Exchange Commission on Form 6-K, in which it disclosed that it received a Complete Response Letter (“CRL”) from the U.S. Food and Drug Administration on October 17, 2018, regarding the supplemental Biologics License Application for cardiovascular risk reduction related to canakinumab and is evaluating the feedback. Novartis has not communicated the contents of the CRL nor its plans going forward with respect to canakinumab to XOMA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2018	XOMA Corporation

	By:	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer